Exhibits 8.1

LIST OF SUBSIDIARIES

	JURISDICTION OF	NAME UNDER WHICH
SUBSIDIARIES	ESTABLISHMENT	BUSINESS IS DONE

TIM SUL S.A.	Brazil	TIM